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                                                                    Exhibit 10.2



   [DIRECT PLACEMENT GRAPHIC]
              3655 Nobel Drive - Suite 540 - San Diego - CA 92122
                      Tel: (858) 623 - 1600 - Fax: (858) 623-1601


                                                                     MAY 1, 2002

       Mr. David N. Judelson
       Vice Chairman
       Biopure Corporation
       375 Park Avenue
       Suite 2507
       New York, NY 10152

       Dear Mr. Judelson,

       This agreement amends, restates and supersedes in its entirety the Agreement dated April 1, 2002 between DP Securities, Inc. ("DP" or the "PLACEMENT AGENT") and Biopure Corporation (the "COMPANY").

       The purpose of this letter agreement (the "AGREEMENT") is to set forth the terms and conditions pursuant to which DP shall serve as placement agent in connection with the proposed placement of common stock (the "PLACEMENT") of the Company. Such agency shall apply to up to three (3) institutional investors (the "Investors") which the Placement Agent may introduce to the company1. Placement Agent may assist the Company in raising an amount of capital not to exceed Five Million Five Hundred Thousand Dollars ($5,500,000). All securities will be sold pursuant to an effective shelf registration statement and appropriate prospectus supplements (the "SHELF") and, at the time of the Placement, will be free from any contractual restriction or lock-up agreement. Upon the terms and subject to the conditions of this Agreement, the parties hereto agree as follows:

       1. APPOINTMENT. Subject to the terms and conditions of this Agreement hereinafter set forth, the Company hereby retains DP, and DP hereby agrees to act as the Company's placement agent and financial advisor exclusively in connection with the Placement, effective as of the date hereof. The Company expressly acknowledges and agrees that DP's obligations hereunder are on a reasonable best efforts basis only and that the execution of this Agreement does not constitute a commitment by DP to purchase the securities and does not ensure the successful placement of the securities or any portion thereof or the success of DP with respect to securing any other financing on behalf of the Company. DP will act solely as a broker with respect to identifying and negotiating with potential investors in securities that may be issued in the Placement. DP will not act as an underwriter in any such transaction. DP understands that the Shelf has been declared effective by the SEC.


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1 None of the Investors shall have been previously introduced to the Company or solicited by any other agent of the Company with respect to any recent capital raising efforts of the Company. "Investors" shall include affiliates.


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       2.  FEES AND COMPENSATION. In consideration of the services rendered by
       DP in connection with the Placement, the Company agrees to pay DP the following fees and other compensation on the closing date of the
       Placement:

       (a)  A cash fee equal to 5.00% of the funds raised in the Placement;

       (b) A warrant fee equal to a 4-year warrant limited to purchase 3% of the number of shares sold in the Placement by the Placement Agent, exercisable at the closing price of the common stock on date of the closing of the Placement.The warrants will include a cashless exercise feature, and standard piggy-back registration rights and anti-dilution clauses. The warrants will be restricted from sale, transfer, assignment or hypothecation for a period of one year from the closing date except to officers or partners (not directors) of the Placement Agent.

       (c) In the event that the offering is terminated, the Placement Agent will only be entitled to fees to the extent securities of the Company are placed by the Placement Agent.

       3.  TERMS OF RETENTION.

       (a) In the event that a Placement has not been successfully consummated on terms satisfactory to the Company within 7 business days from the date of the execution hereof, the Company may at any time terminate this agreement. In addition, the Company may terminate this agreement at any time, in the event the Investors are not acceptable to the Company, or if the terms of the proposed Placement are not acceptable.

       (b) Notwithstanding anything herein to the contrary, the provisions of Exhibit A paragraphs 2, 4, 5, 6, and 8 and all of Exhibit B and Exhibit C attached hereto, each of which exhibits is incorporated herein by reference, shall survive any termination or expiration of the Agreement.

       4. REGISTRATION. In preparation for the Placement, the Company has filed with the SEC a shelf registration statement. From time to time in connection with any particular sale of Securities, the Company will, at its own expense, obtain any registration or qualification required to sell any Securities under the Blue Sky laws of any applicable jurisdictions, as reasonably requested by DP, and shall pay any filing fees required by NASD Regulation, Inc. in connection with their review of the terms of this Agreement, if so required. Further, the Company will prepare and submit all necessary filings with, and pay all requested fees to, the principal exchange or electronic trading system on which the securities are traded or quoted.

       5. NO GENERAL SOLICITATION. The securities will be offered only by approaching three prospective institutional investors on an individual basis after the identities of such investors have been disclosed to the Company, been approved by the Company and determined to comply with Footnote 1 on page 1 hereof. No general solicitation or general advertising in any form will be used in connection with the offering of the securities. From and after the execution of this Agreement until the completion of the Placement, the Company shall pre-clear any proposed press release that mentions this Agreement or the Placement with DP.

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                                                      [DIRECT PLACEMENT GRAPHIC]

       6. CLOSING(S). The closing of any Placement shall be subject to customary closing conditions, including the provision by the Company to DP of officers' certificates, opinions of counsel and "cold comfort" letters from the Company's auditors.




                                                      [DIRECT PLACEMENT GRAPHIC]

       7. MISCELLANEOUS. This Agreement together with the attached Exhibits A through C constitutes the entire understanding and agreement between the parties with respect to its subject matter and there are no agreements or understandings with respect to the subject matter hereof which are not contained in this Agreement. This Agreement may be modified only in writing signed by the party to be charged hereunder.






                             SIGNATURE PAGE FOLLOWS




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                                                      [DIRECT PLACEMENT GRAPHIC]




       If the foregoing correctly sets forth our agreement, please confirm this by signing and returning to us the duplicate copy of this letter.

       We appreciate this opportunity to be of service and are looking forward to working with you on this matter.


                                    Sincerely,
                                    DP SECURITIES, INC.


                                    By: _________________________________
                                    Name:  Robert F. Kyle
                                    Title: President








       Agreed to and Accepted as of the date first written above:

       BIOPURE CORPORATION


       By:     ________________________
       Name:   David N. Judelson
        Title: Vice Chairman







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                                                      [DIRECT PLACEMENT GRAPHIC]



                                                                       EXHIBIT A


                                          STANDARD TERMS AND CONDITIONS

       1.The Company shall promptly provide DP with all relevant information about the Company (to the extent available to the Company in the case of parties other than the Company) that shall be reasonably requested or required by DP, which information shall be complete and accurate in all material respects at the time furnished.

       2.DP shall keep all information obtained from the Company strictly confidential except: (a) information which is otherwise publicly available, or previously known to, or obtained by DP independently of the Company and without breach of DP's agreement with the Company; (b) DP may disclose such information to its employees and attorneys, and to its other advisors and financial sources on a need to know basis only and shall use best efforts to ensure that all such employees, attorneys, advisors and financial sources will keep such information strictly confidential; and (c) pursuant to any order of a court of competent jurisdiction or other governmental body (including any subpoena) or as may otherwise be required by law.

       3.The Company recognizes that in order for DP to perform properly its obligations in a professional manner, it is necessary that DP be informed of and, to the extent practicable, participate in meetings and discussions between the Company and any third party, including, without limitation, any prospective purchaser of the Securities, relating to the matters covered by the terms of DP's engagement.

       4.The Company agrees that any report or opinion, oral or written, delivered to it by DP is prepared solely for its confidential use and shall not be reproduced, summarized, or referred to in any public document or given or otherwise divulged to any other person without DP's prior written consent, except as may be required by applicable law or regulation.

       5.No fee payable to DP pursuant to any other agreement with the Company or payable by the Company to any agent, lender or investor shall reduce or otherwise affect any fee payable by the Company to DP hereunder. If DP engages any other broker-dealer or other finder to assist DP in the placement of the Placement, then the fees of such other broker-dealer or finder shall be paid by DP.

       6.The Company represents and warrants that: (a) it has full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder; (b) this Agreement has been duly authorized and executed by and constitutes a valid and binding agreement of the Company enforceable in


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                                                      [DIRECT PLACEMENT GRAPHIC]


       accordance with its terms; and (c) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of (i) the Company's certificate of incorporation or by-laws. Further, this agreement and the transactions contemplated herein shall not conflict with or result in the breach of any agreement to which the Company is a party at the time the transactions contemplated herein are consummated.

       7.Nothing contained in this Agreement shall be construed to place DP and the Company in the relationship of partners or joint venturers. Neither DP nor the Company shall represent itself as the agent or legal representative of the other for any purpose whatsoever nor shall either have the power to obligate or bind the other in any manner whatsoever. DP, in performing its services hereunder, shall at all times be an independent contractor.

       8.This Agreement has been and is made solely for the benefit of DP and the Company and each of the persons, agents, employees, officers, directors and controlling persons referred to in Exhibit B and their respective heirs, executors, personal representatives, successors and assigns, and nothing contained in this Agreement shall confer any rights upon, nor shall this Agreement be construed to create any rights in, any person who is not party to such Agreement, other than as set forth in this paragraph.

       9.The rights and obligations of either party under this Agreement may not be assigned without the prior written consent of the other party hereto and any other purported assignment shall be null and void.

       10. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and shall be mailed, hand delivered, or sent by an overnight courier service, via facsimile and confirmed by letter, to the following addresses or such other address as such party may advise the other in writing:

       TO THE COMPANY:
       Biopure Corporation
       375 Park Avenue
       Suite 2507
       New York, NY 10152
       Attention:  David N. Judelson
       Telephone: (212) 758-4181
       Facsimile: (212)-644-5127

       TO DP:
       DP Securities, Inc.
       3655 Nobel Dr.  Suite 540
       San Diego, CA 92122
       Attention: Robert F. Kyle
       Telephone: (858) 623-1600
       Facsimile: (858) 623-1601

       All notices hereunder shall be effective upon receipt by the party to which it is addressed.


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                                                                       EXHIBIT B


                                 INDEMNIFICATION

       The Company agrees that it shall indemnify and hold harmless, DP, its stockholders, directors, officers, employees, agents, affiliates and controlling persons within the meaning of Section 20 of the Securities Exchange Act of 1934 and Section 15 of the Securities Act of 1933, each as amended (any and all of whom are referred to as an "INDEMNIFIED PARTY"), from and against any and all losses, claims, damages, liabilities, or expenses, and all actions in respect thereof (including, but not limited to, all legal or other expenses reasonably incurred by an Indemnified Party in connection with the investigation, preparation, defense or settlement of any claim, action or proceeding, whether or not resulting in any liability), incurred by an Indemnified Party: (a) arising out of, or in connection with, any actions taken or omitted to be taken by the Company, its affiliates, employees or agents, or any untrue statement or alleged untrue statement of a material fact contained in any of the financial or other information contained in the registration statement and/or final prospectus furnished to DP by or on behalf of the Company or the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or
       (b) with respect to, caused by, or otherwise arising out of any transaction contemplated by the Agreement or DP's performing the services contemplated hereunder; provided, however, the Company will not be liable under clause (b) hereof to the extent, and only to the extent, that any loss, claim, damage, liability or expense is finally judicially determined to have resulted primarily from DP's gross negligence or bad faith in performing such services or resulted primarily from writings prepared by DP.

       If the indemnification provided for herein is conclusively determined (by an entry of final judgment by a court of competent jurisdiction and the expiration of the time or denial of the right to appeal) to be unavailable or insufficient to hold any Indemnified Party harmless in respect to any losses, claims, damages, liabilities or expenses referred to herein, then the Company shall contribute to the amounts paid or payable by such Indemnified Party in such proportion as is appropriate and equitable under all circumstances taking into account the relative benefits received by the Company on the one hand and DP on the other, from the transaction or proposed transaction under the Agreement or, if allocation on that basis is not permitted under applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and DP on the other, but also the relative fault of the Company and DP; provided, however, in no event shall the aggregate contribution of DP and/or any Indemnified Party be in excess of the net compensation actually received by DP and/or such Indemnified Party pursuant to this Agreement.


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       The Company shall not settle or compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action, claim, suit or proceeding in which any Indemnified Party is or could be a party and as to which indemnification or contribution could have been sought by such Indemnified Party hereunder (whether or not such Indemnified Party is a party thereto), unless such consent or termination includes an express unconditional release of such Indemnified Party, reasonably satisfactory in form and substance to such Indemnified Party, from all losses, claims, damages, liabilities or expenses arising out of such action, claim, suit or proceeding.

       In the event any Indemnified Party shall incur any expenses covered by this Exhibit B, the Company shall reimburse the Indemnified Party for such covered expenses within ten (10) business days of the Indemnified Party's delivery to the Company of an invoice therefor, with receipts attached. Such obligation of the Company to so advance funds may be conditioned upon the Company's receipt of a written undertaking from the Indemnified Party to repay such amounts within ten (10) business days after a final, non-appealable judicial determination that such Indemnified Party was not entitled to indemnification hereunder.

       The foregoing indemnification and contribution provisions are not in lieu of, but in addition to, any rights which any Indemnified Party may have at common law hereunder or otherwise, and shall remain in full force and effect following the expiration or termination of DP's engagement and shall be binding on any successors or assigns of the Company and successors or assigns to all or substantially all of the Company's business or assets.



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                                                                       EXHIBIT C



                                  JURISDICTION

       Any controversy or claim relating to or arising from this Agreement ("ARBITRABLE DISPUTE") shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA") as such rules may be modified herein or as otherwise agreed by the parties in controversy. The forum for arbitration shall be New York, New York. Following thirty (30) days notice by any party of intention to invoke arbitration, any Arbitrable Dispute arising under this Agreement and not mutually resolved within such thirty (30) day period shall be determined by a single arbitrator upon which the parties agree.

       This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles.